SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

|X| Preliminary Information Statement    |_| Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14c-5 (d)(2))

|_| Definitive Information Statement


                               ANZA CAPITAL, INC.
                  (Name of Registrant As Specified In Charter)
                   ------------------------------------------

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|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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     2)      Aggregate number of securities to which transaction applies:

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             pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)      Total fee paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                               ANZA CAPITAL, INC.
                             C/O Viking Investments
                             65 Broadway, Suite 888
                               New York, NY 10006
                                 (212) 430-65481

                                  (Preliminary)
                                 April 12, 2006

                               GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Anza Capital, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

      (1) On or about April 11, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 9,892,820 shares representing approximately 74% of the 13,355,181 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the following amendments to the Company's Articles of Incorporation (the "Amendment"): (i) changed the name of the Company to "Renhuang Pharmaceutical, Inc."; and (ii) completed a 1-for-30 reverse stock split of our Common Stock.

On April 11, 2006, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. According to Nev. Rev. Stat. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. According to Nev. Rev. Stat. 78.2055, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to decrease the number of issued and outstanding shares resulting from a reverse stock split.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company in accordance with in accordance with Nev. Rev. Stat. 78.320. The Majority Stockholders approved the action by written consent in lieu of a meeting on April , 2006, in accordance with Nev. Rev. Stat. 78.320. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 21, 2006, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one (1) vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.


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


Pursuant to Nev. Rev. Stat. 78.370, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This information is intended to provide such notice.

You are also being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April 24, 2006 to all Stockholders of record as of the Record Date.


                             ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

      1.    Quarterly Report on Form 10-QSB for the quarter ended January 31,
            2006;

      2.    Quarterly Report on Form 10-QSB for the quarter ended October 31,
            2005;

      3.    Quarterly Report on Form 10-QSB for the quarter ended July 31, 2005;
            and

      4.    Annual Report on Form 10-KSB for the year ended April 30, 2005.

                          OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, April 11, 2006, the Company had 13,355,181 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On April 11, 2006, the holders of 9,892,820 shares representing approximately 74% of the 13,355,181 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

Nev. Rev. Stat. 78.320 provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.


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         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on April 11, 2006, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of
Directors, Officers and                         Shares Owned
5% Stockholders                                    Number           Percent (1)
----------------------------------            ----------------    --------------
Li Shaoming
President, Chief Executive                            0                  0
Officer and Director

Viking Investments USA, Inc. (2)                  9,892,820             74%
65 Broadway, Suite 888
New York, NY 10006

                                                                          %

All officers, directors and 5% Stockholders       9,892,820             74%

(1) Applicable percentage of ownership is based on 13,355,181 shares of common stock outstanding as of April 11, 2006, together with applicable options for each shareholder.

(2) Viking Investments USA, Inc. is our parent company. Tom Simeo is the beneficial owner of Viking Investments USA, Inc.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada Revised Statutes, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

                    AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company's Articles of Incorporation to (i) change the name of the Company to Renhuang Pharmaceutical, Inc.; and (ii) complete a 1-for-30 reverse stock split of our Common Stock. The form of Certificate of Amendment that will be filed with the Nevada Secretary of State is attached as Exhibit A.

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S
NAME

Pursuant to the requirements of Nev. Rev. Stat. 78.390, on April 11, 2006, the members of the Board of Directors of the Company proposed and recommended to the stockholders to amend the Company's Articles of Incorporation to effect a change in the Company's name to a name to be designated by the Board of Directors of the Company at a later date. On April 11, 2006, the Majority Stockholders, by written consent in lieu of a meeting, authorized the Board of Directors of the Company to file a Certificate of Amendment to the Company's Articles of Incorporation changing the name of the Company to a name to be designated by the Board of Directors of the Company at a later date. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company's Articles of Incorporation.

If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company's stockholders at a special or annual stockholders' meeting convened for at least the purpose of approving the Name Change.

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our new business focus. The voting and other rights that accompany the Company's common stock will not be affected by the change in our corporate name.


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Shareholder approval for the name change is valid for one year following the date of such approval. If no such name change is effectuated for the one year following April 11, 2006, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the name change.

                    APPROVAL OF 1-FOR-30 REVERSE STOCK SPLIT

General

The 1-for-30 reverse stock split of our Common Stock was adopted, subject to stockholder approval, by the Company's Board of Directors on April 11, 2006. Upon the effectuation of this reverse stock split, each thirty (30) shares of our Common Stock will be converted automatically into one (1) share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share.

Shareholder approval for a reverse stock split of the Company's common stock is valid for one year following the date of such approval. If no such reverse stock split is effectuated for the one year following April 11, 2006, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the reverse stock split.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL BECOME EFFECTIVE AS OF THE DATE APPROVED BY NASDAQ MARKET INTEGRITY. THE BOARD WILL HAVE ONE YEAR FROM THE DATE HEREOF TO DECLARE THE REVERSE STOCK SPLIT. HOWEVER, UPON EFFECTUATION, THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split

The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company. When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

We believe that, upon effectuation, the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of a reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after a reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Upon effectuation, the reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, an additional share will be issued to all holders of a fractional share. The principal effect of a reverse split is that the number of shares of Common Stock issued and outstanding will be reduced proportionately with the reverse split. The number of authorized shares of Common Stock is not affected.

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to up to one-twentieth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.


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


The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that upon effectuation the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

                          EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April __, 2006.

                       By Order of the Board of Directors

                       /s/ Li Shaoming
                       ---------------
                       Li Shaoming
                       Chairman of the Board, President, and
                       Chief Executive Officer


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